Exhibit 99.1

JDSU ANNOUNCES FISCAL 2006 FIRST QUARTER RESULTS

New Communications Test and Measurement Business

Drives Revenue Growth and Gross Margin Improvement

San Jose, California, November 9, 2005 – JDSU today reported fiscal 2006 first quarter results, for the quarter ended September 30, 2005.

On a GAAP basis, net revenue for the first quarter was $258.3 million, and GAAP net loss was $67.0 million, or $0.04 per share. This compares to net revenue of $170.9 million and a GAAP net loss of $145.7 million, or $0.10 per share, reported for the fourth quarter of fiscal 2005, and to net revenue of $194.5 million and a GAAP net loss of $36.0 million, or $0.02 per share, for the first quarter of fiscal 2005.

On a non-GAAP basis, net loss for the first quarter was $16.2 million, or $0.01 per share, as compared to a non-GAAP net loss of $21.8 million, or $0.02 per share, for the fourth quarter of fiscal 2005, and to a non-GAAP net loss of $14.1 million, or $0.01 per share, for the first quarter of fiscal 2005.

On a non-GAAP EBITDA basis (non-GAAP operating income/(loss) before interest, taxes, depreciation and amortization), the Company lost $5.1 million for the quarter ended September 30, 2005, as compared to a loss of $19.7 million for the fourth quarter of fiscal 2005, and a loss of $5.9 million for the first quarter of fiscal 2005.

“Reflecting JDSU’s more diversified business model, we achieved significant gross margin improvement driven by the strong performance of our recently acquired Communications Test and Measurement business,” said Kevin Kennedy, Chief Executive Officer of JDSU. ”Non-GAAP gross margin of nearly 32% represented our strongest result in more than three years, and we remain on track to achieve $88 million of previously announced annualized cost savings by the end of fiscal 2006.”

Financial Overview – Fiscal 2006 First Quarter Ended September 30, 2005

•	On a non-GAAP basis, net revenue of $259.2 million increased 52% from the previous quarter and 33% from the fiscal 2005 first quarter. Fiscal 2006 first quarter results included a partial quarter contribution from the recently acquired Communications Test and Measurement segment.

•	Optical Communications net revenue was $100.5 million, and represented 39% of total non-GAAP net revenue. This revenue excluded $3.5 million of instrumentation revenue that, prior to the fiscal 2006 first quarter, was included in the Optical Communications segment.

•	Communications Test and Measurement net revenue was $95.4 million, or 37% of total non-GAAP net revenue, including the $3.5 million of instrumentation revenue noted above.

•	Commercial and Consumer net revenue was $63.3 million, or 24% of total non-GAAP net revenue.

•	North American customers represented 62% of net revenue. European and Asia-Pacific customers represented 23% and 15% of net revenue, respectively.

•	GAAP gross margin was 20.0% of net revenue, and non-GAAP gross margin was 31.6% of net revenue.

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•	GAAP operating expenses were $141.8 million, and non-GAAP operating expenses were $99.6 million.

•	The Company held $827.5 million in cash, cash equivalents and short-term investments at the end of the first quarter.

•	The Company consumed approximately $349.3 million in cash and short-term investments during the first quarter, including approximately $459.6 million in cash for acquisition related activity.

Business Outlook

Management provided the following financial guidance. For the quarter ending December 31, 2005, and reflecting the first full quarter contribution from the recently acquired Communications Test and Measurement segment, the Company expects revenue to range between $300 to $320 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on November 9, 2005 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDSU is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDSU is a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to the amount of future revenue or the likelihood, timing or amount of expected cost savings or profitability improvements; (ii) statements regarding the preliminary purchase price allocations and adjustment related to the acquisition of Acterna; and (iii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ability to predict future financial performance continues to be difficult, as among other things, visibility remains limited, we are experiencing significant quarter over quarter fluctuations in product mix, average selling prices continue to decline across our product portfolio, we continue to experience execution challenges which limit our revenue and impair our profitability, and we are experiencing declining, but variable, benefits from certain

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transient items; (ii) the Company’s cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, costs and delays associated with facility and asset divestitures, and execution concerns; (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality and profitability, may not be successful; and (iv) final purchase price allocations and adjustments related to the Acterna acquisition may differ materially from our preliminary conclusions.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:	Jacquie Ross, 408-546-4445, investor.relations@jdsu.com
Press:	Jayme Curtis, 408-546-7028, jayme.curtis@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

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JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2005	September 30, 2004
Net revenue	$258.3	$194.5
Cost of goods sold	206.7	151.6

Gross profit	51.6	42.9

Operating expenses:
Research and development	33.7	24.5
Selling, general and administrative	70.4	37.2
Amortization of other intangibles	12.3	4.7
Acquired in-process research and development	19.6	—
Reduction of other long-lived assets	1.0	4.5
Restructuring charges	4.8	5.3

Total operating expenses	141.8	76.2

Loss from operations	(90.2)	(33.3)
Loss on sale of subsidiaries’ assets	(0.4)	—
Interest and other, net	(1.5)	2.7
Gain on sale of investments	33.3	0.3
Reduction in fair value of investments	(2.3)	(2.3)
Loss on equity method investments	(0.4)	(2.9)

Loss before income taxes	(61.5)	(35.5)
Income tax expense	5.5	0.5

Net loss	$(67.0)	$(36.0)

Loss per share - basic and diluted	$(0.04)	$(0.02)

Shares used in per-share calculation—basic and diluted	1,581.3	1,442.4

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JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and par value data)

(unaudited)

	September 30, 2005	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$161.9	$511.2
Short-term investments	665.6	793.3
Accounts receivable, net	214.3	112.3
Inventories, net	164.6	97.4
Refundable income taxes	11.2	7.7
Other current assets	68.0	66.3

Total current assets	1,285.6	1,588.2
Property, plant and equipment, net	205.0	162.1
Deferred income taxes	2.5	4.0
Goodwill, net	626.5	190.2
Other intangibles, net	389.0	94.9
Long-term investments	20.6	32.6
Other assets	15.9	8.4

Total assets	$2,545.1	$2,080.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98.5	$75.1
Accrued payroll and related expenses	49.3	30.5
Income taxes payable	39.4	27.9
Deferred income taxes	3.0	4.3
Restructuring accrual	21.5	23.0
Warranty accrual	12.6	7.3
Other current liabilities	105.8	71.7

Total current liabilities	330.1	239.8
Long-term debt	467.2	466.9
Other non-current liabilities	166.8	44.0
Commitments and contingencies
Total stockholders’ equity	1,581.0	1,329.7

Total liabilities and stockholders’ equity	$2,545.1	$2,080.4

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JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended
	September 30 2005	September 30 2004
Net revenue:
Optical Communications Products Group:	$100.5	$106.1
Communications Test and Measurement:	95.4	—
Commercial and Consumer Products Group:	63.3	88.4
Deferred revenue related to purchase accounting adjustment (a)	(0.9)	—

Net revenue	258.3	194.5

Operating loss:
Optical Communications Products Group	(18.0)	(10.3)
Communications Test and Measurement	19.3	—
Commercial and Consumer Products Group	8.4	14.3
All other	(27.4)	(20.3)

Total operating loss	(17.7)	(16.3)

Unallocated amounts:
Stock based compensation	(2.5)	—
Acquisition-related charges and amortization of other intangibles	(42.3)	(4.7)
Acquired in-process research and development	(19.6)	—
Reduction of other long-lived assets	(1.0)	(4.5)
Restructuring charges	(4.8)	(5.3)
Other realignment charges	(2.3)	(2.5)
Interest and other, net	(1.5)	2.7
Loss on sale of subsidiaries’ assets	(0.4)	—
Gain on sale of investments	33.3	0.3
Reduction in fair value of investments	(2.3)	(2.3)
Loss on equity method investments	(0.4)	(2.9)

Loss before income taxes	$(61.5)	$(35.5)

(a)	Communications Test and Measurement includes $0.9 million of deferred revenue that is eliminated from consolidated revenue as a result of purchase accounting.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross profit, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core

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operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Restructuring expense primarily due to severance and lease costs: The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. The Company excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not

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making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. Gains and losses in equity investments are unpredictable, and are primarily dependent on the financial performance of the company in which we have our investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Stock based compensation related to the implementation of FAS 123R. The Company recognizes expense related to the fair value of our stock-based compensation awards. Management excludes these items, for the purpose of calculating non-GAAP gross profit, non-GAAP operations expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA when it evaluates the continuing operational performance of the Company. We believe the non-GAAP adjustment will assist investors to compare current versus past performance. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors.

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Deferred revenue: The Company adjusts deferred revenue acquired in an acquisition to the estimated fair market value. The Company’s calculation of non-GAAP revenue, non-GAAP gross profit, non-GAAP EBITDA and non-GAAP net loss per share excludes this adjustment. Management believes excluding this adjustment provides value to management and investors by showing the Company’s core operating performance.

Inventory write-up: As required under GAAP the company writes-up acquired inventory values to estimated fair market value. The inventory write-up is charged to cost of sales as the inventory is sold. Management believes these expenses are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for purposes of calculating non-GAAP gross profit, non-GAAP EBITDA, non-GAAP net loss and non-GAAP net loss per share is useful to investors and provides a useful indicator of the Company’s core operating performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Loss on sale of subsidiaries’ assets: The Company recognized loss, included in its GAAP presentation of net loss, related to the sale of its subsidiaries’ assets. The Company’s core business is not in divestiture of its subsidiaries. Moreover, the timing and magnitude of gains and losses are unpredictable. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that the GAAP measure is not indicative of its core operating performance.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP

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net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

The following table reconciles non-GAAP gross profit, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
	Gross Profit	Operating Expense	Net Loss	EBITDA	Gross Profit	Operating Expense	Net Loss	EBITDA
Non-GAAP	$81.9	$99.6	$(16.2)	$(5.1)	$44.2	$60.5	$(14.1)	$(5.9)

Deferred revenue related to purchase accounting adjustment	(0.9)		(0.9)	(0.9)
Cost of goods sold related to amortization of inventory write-up from acquisitions	(29.1)		(29.1)	(29.1)
Cost of goods sold related to restructuring events					(1.3)		(1.3)	(1.3)
Costs of selling, general and administrative related to restructuring events		2.3	(2.3)	(2.3)		1.2	(1.2)	(1.2)
FAS 123(R) expense	(0.3)	2.2	(2.5)	(2.5)
Amortization of other intangibles		12.3	(12.3)			4.7	(4.7)
Reduction of other long-lived assets		1.0	(1.0)	(1.0)		4.5	(4.5)	(4.5)
Acquired in-process research and development		19.6	(19.6)	(19.6)
Restructuring charges		4.8	(4.8)	(4.8)		5.3	(5.3)	(5.3)
Interest and other, net			(4.9)
Loss on sale of subsidiaries’ assets			(0.4)
Gain on sale of investments			33.3				0.3
Reduction in the fair value of investments			(2.3)				(2.3)
Loss on equity method investments			(0.4)				(2.9)
Income tax expense			(3.6)

GAAP	$51.6	$141.8	$(67.0)	$(65.3)	$42.9	$76.2	$(36.0)	$(18.2)

Non-GAAP loss per share			$(0.01)				$(0.01)

GAAP loss per share			$(0.04)				$(0.02)

Shares used in per-share calculation - basic and diluted			1,581.3				1,442.4